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                                                                      Exhibit 14


                   ASSIGNMENT AND ASSUMPTION OF LASERTECHNICS
                             NOTE PURCHASE AGREEMENT



         ASSIGNMENT AND ASSUMPTION OF LASERTECHNICS NOTE PURCHASE AGREEMENT dated as of August 19, 1997 between WOLFENSOHN PARTNERS, L.P., a Delaware limited partnership ("Assignor"), WOLFENSOHN ASSOCIATES II, L.P., a Delaware limited partnership ("Assignee"), and LASERTECHNICS, INC. ("Company"), a Delaware corporation.


                              W I T N E S S E T H:


         WHEREAS, Assignor desires to assign all of its rights, title, interest and obligations in and to the Note Purchase Agreement dated as of June 25, 1997 (the "Note Agreement"), and all of its liabilities and obligations under the Note Agreement, in each case from and after the date first written above and Assignee desires to accept the assignment of such rights, title and interest and to assume such liabilities and obligations and the Company accepts such an Assignment.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, Assignor hereby sells, assigns, transfers and sets over to Assignee all of its rights, title, interests in and to, the Note Agreement from and after the date first written above.

         Assignee hereby accepts the foregoing assignment and hereby assumes and agrees to perform all of Assignor's obligations under the Note Agreement from and after the date first written above.

         This Assignment and Assumption of the Note Agreement is made without any representation or warranty by Assignor.

         The Company hereby gives its written consent to the assignment of the Note Agreement, including without limitation, for purposes of Section 12(b) thereof.

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         IN WITNESS WHEREOF, this Assignment and Assumption of the
Lasertechnics, Inc., Note Agreement and its related documents has been executed by the parties hereto as of the day and year first above written.


                              WOLFENSOHN PARTNERS, L.P.,
                              a Delaware limited partnership


                              By: /s/ Richard C. E. Morgan
                                 --------------------------
                                 Name: Richard C. E. Morgan
                                 Title:


                              WOLFENSOHN ASSOCIATES II L.P.,
                              a Delaware limited partnership
                              By: WOLFENSOHN PARTNERS II LLC,
                              its general partner


                              By: /s/ Richard C. E. Morgan
                                 --------------------------
                                 Name: Richard C. E. Morgan
                                 Title:


                              LASERTECHNICS, INC.
                              a Delaware Corporation


                              By: /s/ Richard C. E. Morgan
                                 --------------------------
                                 Name: Richard C. E. Morgan
                                 Title: